Exhibit 3.1

CSCL/CD 515 (Rev. 07/25)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU
Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Stephanie Swan
Address c/o Honigman LLP, 222 N. Washington Sq, Suite 400
City	State	ZIP Code
Lansing, MI 48933

Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

	Gentherm Incorporated

2.	The identification number assigned by the Bureau is:	800650110

3.	Article III of the Articles of Incorporation is hereby amended to read as follows:

The total number of shares which the corporation is authorized to issue is 114,991,000, of which 110,000,000 shall be Common Stock, without par value, and 4,991,000 shall be Preferred Stock, without par value.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the voting and other rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

COMPLETE ONLY ONE OF THE FOLLOWING:

4. Profit or Nonprofit Corporations: For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.

The foregoing amendment to the Articles of Incorporation was duly adopted on the            day of           ,      , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this       day of           ,

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5. Profit Corporation Only: Shareholder or Board Approval

The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 10th day of September, 2026, by the: (check one of the following)

☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐

written consent of the shareholders that have at least the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders that have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to Section 611(2) of the Act.

Profit Corporations and Professional Service Corporations

Signed this 29th day of September, 2026

By	/s/ Wayne Kauffman
(Signature of an authorized officer or agent)

Wayne Kauffman
(Type or Print Name)

6. Nonprofit corporation only: Member, shareholder, or board approval

The foregoing amendment to the Articles of Incorporation was duly adopted on the       day of           ,       by the (check one of the following)

Member or shareholder approval for nonprofit corporations organized on a membership or share basis

☐	members or shareholders at a meeting in accordance with Section 611(3) of the Act.

☐

written consent of the members, shareholders, or their proxies having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to members or shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the members, shareholders, or their proxies is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the members, shareholders, or their proxies entitled to vote in accordance with Section 407(3) of the Act.

☐	board without a vote of the members or shareholders pursuant to Section 611(2) of the Act.

Directors (Only if the Articles state that the corporation is organized on a directorship basis)

☐	directors at a meeting in accordance with Section 611(3) of the Act.

☐	written consent of all directors pursuant to Section 525 of the Act.

Nonprofit Corporations

Signed this day of ,

By
(Signature of an officer)

(Type or Print Title)	(Type or Print Title)

CSCL/CD 515 (Rev. 07/25)

Preparer’s Name Stephanie Swan

Business Telephone Number (517) 377-0275 sswan@honigman.com

INFORMATION AND INSTRUCTIONS

1.

This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2.

Submit one original of this document. Upon filing, the document will be added to the records of the Corporations, Securities & Commercial Licensing Bureau. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document. Since the document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.

This Certificate is to be used pursuant to the provisions of Section 631 of Act 284, P.A. of 1972, or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4.	Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.

Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.

If the amendment changes the term of existence to a specific date, then consent to the amendment or a written statement that the consent is not required must be obtained from the Charitable Trust Section, Licensing and Regulation Division, Michigan Attorney General, P.O. Box 30214, 525 W. Ottawa, Lansing, MI 48909 (517) 335-7571 and submitted with this document for all nonprofit charitable purpose corporations, unless organized for religious purposes. Application for the consent should be made at least 120 days before the desired effective date of the amendment. This certificate cannot be filed unless it is accompanied by either: the written consent of the Attorney General, an order of a Circuit Court dissolving the corporation, or an affidavid attesting to the submission of a written request to the attorney general for consent to the filing and the failure of the attorney general to respond within 120 days.

7.	This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.	Signatures:

Profit Corporations: (Complete either Item 4 or Item 5)

1)	Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.

2)	Item 5 must be signed by an authorized officer or agent of the corporation.

Nonprofit Corporations: (Complete either Item 4 or Item 6)

1) Item 4 must be signed by at least a majority of incorporators listed in the Articles of Incorporation.

2) Item 6 must be signed by an officer of the corporation.

9.	FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

NONREFUNDABLE FEE:	$10.00

ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:

Amount of Increase	Fee
1-60,000	$50.00
60,001-1,000,000	$100.00
1,000,001-5,000,000	$300.00
5,000,001-10,000,000	$500.00
More than 10,000,000	$500.00 for first 10,000,000 plus $1000.00 for each additional 10,000,000, or portion thereof

Submit with check or money order by mail:

Michigan Department of Licensing and Regulatory Affairs Corporations, Securities & Commercial Licensing Bureau Corporations Division

P.O. Box 30054

Lansing, MI 48909

To submit in person:

2407 N Grand River Ave

Lansing, MI 48906

Telephone: (517) 241-6470

Fees may be paid by check, money order, VISA, MasterCard, American Express, or Discover when delivered in person to our office.

Submit online: This document may be completed and submitted online at www.michigan.gov/corpfileonline.

Documents that are endorsed filed are available at www.michigan.gov/corpentitysearch.

LARA is an equal opportunity employer/program.

Auxiliary aids, servies and other reasonable accomodations are available upon request to individuals with disabilities.